EXHIBIT 99.1

LHC Group Reports Third Quarter 2016 Earnings of $0.54 Per Diluted Share on Revenue of $230.8 Million

Produces Double-Digit Organic Home Health Admissions Growth of 10.5%

Company Raises Fiscal Year 2016 Guidance for Fully Diluted Earnings per Share
to a Range of $2.05 to $2.08 and Net Service Revenue to a Range of $910 million to $920 million

LAFAYETTE, La., Nov. 02, 2016 (GLOBE NEWSWIRE) -- LHC Group, Inc. (NASDAQ:LHCG) today announced its financial results for the three months and nine months ended September 30, 2016.

Financial Results for the Third Quarter of 2016 Compared with the Third Quarter of 2015

  Net service revenue increased 13.1% to $230.8 million for the third quarter of 2016 compared with $204.1 million for the third quarter of 2015.
  Net income attributable to LHC Group grew 8.7% to $9.6 million compared with $8.8 million, or 8.0% on a per diluted share basis to $0.54 from $0.50, which includes estimated Medicare reimbursement reductions for the third quarter of 2016 of $0.03 per diluted share.
  Total comparable-quarter growth in admissions for all service lines for the third quarter was 15.3%.
  Total comparable-quarter organic growth in home health admissions for the third quarter was 10.5%.

Commenting on the announcement, Keith G. Myers, LHC Group’s chairman and CEO, said, “LHC Group produced another solid quarter, highlighted by strong growth in total admissions and organic home health admissions. In addition to higher admission volume, our home health admissions continued to increase in acuity, driving a 4.8% increase in average Medicare reimbursement and contributing to 5.4% organic growth in home health net service revenue.

“We are also very pleased to have announced today, by separate news release, our new joint venture with LifePoint Health, one of the country’s leading providers of healthcare to non-urban communities. Combining the LifePoint Health transaction with all other transactions closed in the year-to-date, we have now eclipsed our $100 million acquisition annual revenue target, with approximately $106 million in acquired revenue.

“We expect the current upward trend in same store organic growth to continue as a result of increasing market awareness of our differentiating capabilities and quality scores, market consolidation, and the continued shift to value-based care. We also expect growth in hospital and health system joint ventures and freestanding acquisitions in certain markets to continue and look for 2017 to be another strong growth year overall for our company.

“In addition, with the October release of the CMS Star ratings, LHC Group continues to lead the home health industry in quality and patient satisfaction. With these quality ratings and LHC Group’s being the only national home health provider that is 100% accredited by the Joint Commission, we are clearly the leading partner of choice for hospitals and health systems that recognize the value in improving their patients’ non-acute care. LHC Group began partnering with hospitals in 1998, and with the inclusion of LifePoint, we are the trusted partner of 68 hospitals and health systems which includes 172 hospitals.

“LHC Group also remains well positioned to fund both new joint ventures and additional acquisitions from our robust pipeline of potential transactions. We had $16.5 million in cash at the end of the third quarter, $66.2 million of trailing 12 month’s cash flow from operations and $123.2 million of availability under our credit agreement.”

Mr. Myers concluded, “LHC Group’s record of success and significant prospects for continued profitable growth are a clear tribute to the compassionate and skilled healthcare professionals –and those who support them – who provide our patients quality care all day, every day. As has CMS through its Star ratings, we recognize and applaud their outstanding work and the commitment, skill and passion through which it is sustained.”

FY 2016 Guidance
LHC Group today raised its fiscal year 2016 guidance for fully diluted earnings per share to be in an expected range of $2.05 to $2.08, from the previous range of $1.90 to $2.00, and raised its fiscal year 2016 guidance for net service revenue to be in an expected range of $910 million to $920 million, from the previous range of range of $885 million to $900 million. This guidance includes:

(1) the negative impact from the Medicare Home Health Prospective Payment System for 2016, which is expected to reduce 2016 Medicare Home Health revenue by approximately 1.5% to 2.0%, or $7.1 million to $9.5 million, and fully diluted earnings per share by $0.24 to $0.32;
(2) the negative impact from the Medicare Long-Term Care Hospital (LTCH) Prospective Payment System (PPS), which is expected to reduce 2016 Medicare LTCH revenue by 4.9%, or $3.6 million, and fully diluted earnings per share by a net $0.06 after implementation strategies;
(3) the negative impact from the reduction of 18 beds in one of the Company’s LTACs beginning June 1, 2016, which is expected to reduce 2016 LTCH revenue by $3.1 million and fully diluted earnings per share by a net $0.03 after implementation strategies;
(4) the negative impact on the fourth quarter of 2016 from the final Medicare Home Health Prospective Payment System for 2017, which is expected to reduce fourth quarter fully diluted earnings per share by approximately $0.03; and
(5) the positive impact from the 2017 Medicare Hospice Wage Index and Payment Rate final rule, effective October 1, 2016, which is expected to increase our Medicare Hospice revenue for the fourth quarter of 2016 by 2.1%, or $650,000, and fully diluted earnings per share by $0.02.

The Company’s financial guidance does not take into account the impact of other future reimbursement changes, if any, future acquisitions, if made, de novo locations, if opened, or future legal expenses, if necessary.

Conference Call
LHC Group will host a conference call on Thursday, November 3, 2016, at 11:00 a.m. Eastern time to discuss its third quarter 2016 results. The toll-free number to call for this interactive teleconference is (866) 393‑1608 (international callers should call (973) 890-8327). A telephonic replay of the conference call will be available through midnight on Thursday, November 10, 2016, by dialing (855) 859‑2056 (international callers should call (404) 537-3406) and entering confirmation number 87126847. A live broadcast of LHC Group’s conference call will be available under the Investor Relations section of the Company’s website, www.LHCgroup.com. A one-year online replay will be available approximately an hour following the conclusion of the live broadcast.

About LHC Group, Inc.
LHC Group, Inc. is a national provider of non-acute healthcare services, providing quality, cost-effective healthcare to patients primarily within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of healthcare services through home health, hospice, community‑based services agencies and long-term acute care hospitals (LTACHs). At September 30, 2016, LHC Group operated 289 home health services locations, 64 hospice locations, 11 community-based service locations and six LTACHs with eight locations.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s future financial performance and the strength of the Company’s operations. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group’s relationships with referral sources, increased competition for LHC Group’s services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations and other risks set forth in Item 1A. Risk Factors in LHC Group’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)
(Unaudited)
	Sept. 30, 2016	Dec. 31, 2015
ASSETS
Current assets:
Cash	$16,518	$6,139
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $29,258 and $26,712, respectively	119,491	110,350
Other receivables	2,261	2,093
Amounts due from governmental entities	964	1,081
Total receivables, net	122,716	113,524
Prepaid income taxes	4,124	1,949
Prepaid expenses	9,767	10,833
Other current assets	6,421	5,835
Receivable due from insurance carrier	—	550
Total current assets	159,546	138,830
Property, building and equipment, net of accumulated depreciation of $40,972 and $38,907, respectively	44,130	38,096
Goodwill	305,739	290,694
Intangible assets, net of accumulated amortization of $10,342 and $8,496, respectively	101,680	96,405
Other assets	2,358	2,029
Total assets	$613,453	$566,054

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$28,511	$24,586
Salaries, wages, and benefits payable	41,904	28,098
Self-insurance reserve	11,473	9,636
Current portion of long-term debt	249	241
Amounts due to governmental entities	4,895	7,055
Legal settlement payable	—	550
Total current liabilities	87,032	70,166
Deferred income taxes	30,601	23,729
Income tax payable	1,678	3,415
Revolving credit facility	92,000	98,000
Long-term debt, less current portion	379	543
Total liabilities	211,690	195,853
Noncontrolling interest — redeemable	12,668	12,408
Stockholders’ equity:
LHC Group, Inc. stockholders’ equity:
Common stock — $0.01 par value; 40,000,000 shares authorized; 22,419,523 and 22,224,423 shares issued in 2016 and 2015, respectively	224	222
Treasury stock — 4,826,872 and 4,776,560 shares at cost, respectively	(39,070)	(37,139)
Additional paid-in capital	118,689	113,793
Retained earnings	304,472	277,706
Total LHC Group, Inc. stockholders’ equity	384,315	354,582
Noncontrolling interest — non-redeemable	4,780	3,211
Total equity	389,095	357,793
Total liabilities and equity	$613,453	$566,054

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net service revenue	$230,797	$204,122	$679,380	$597,373
Cost of service revenue	140,832	120,873	413,561	351,938
Gross margin	89,965	83,249	265,819	245,435
Provision for bad debts	3,275	4,809	11,658	14,873
General and administrative expenses	66,999	60,472	201,296	179,736
Loss on disposal of assets	142	276	1,389	680
Operating income	19,549	17,692	51,476	50,146
Interest expense	(816)	(434)	(2,167)	(1,533)
Income before income taxes and noncontrolling interest	18,733	17,258	49,309	48,613
Income tax expense	6,562	6,148	15,500	17,097
Net income	12,171	11,110	33,809	31,516
Less net income attributable to noncontrolling interests	2,555	2,265	7,043	6,916
Net income attributable to LHC Group, Inc.’s common stockholders	$9,616	$8,845	$26,766	$24,600

Earnings per share — basic:
Net income attributable to LHC Group, Inc.’s common stockholders	$0.55	$0.51	$1.53	$1.41

Earnings per share — diluted:
Net income attributable to LHC Group, Inc.’s common stockholders	$0.54	$0.50	$1.52	$1.40

Weighted average shares outstanding:
Basic	17,588,163	17,436,731	17,546,773	17,389,934
Diluted	17,719,473	17,610,953	17,664,284	17,526,687

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2016	2015

Operating activities:
Net income	$33,809	$31,516
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	9,024	8,685
Provision for bad debts	11,658	14,873
Stock-based compensation expense	3,518	3,150
Deferred income taxes	6,062	1,125
Impairment of intangibles and other	—	248
Loss on disposal of assets	1,389	680
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(21,175)	(24,643)
Prepaid expenses and other assets	450	(3,660)
Prepaid income taxes	(2,482)	779
Accounts payable and accrued expenses	17,633	19,071
Net amounts due to/from governmental entities	(2,043)	(205)
Net cash provided by operating activities	57,843	51,619

Investing activities:
Purchases of property, building and equipment	(14,576)	(11,401)
Cash paid for acquisitions, primarily goodwill and intangible assets	(20,332)	(4,359)
Other	273	—
Net cash used in investing activities	(34,635)	(15,760)

Financing activities:
Proceeds from line of credit	38,000	64,000
Payments on line of credit	(44,000)	(32,000)
Proceeds from employee stock purchase plan	663	569
Payments on debt	(156)	(172)
Noncontrolling interest distributions	(6,859)	(6,372)
Excess tax benefits from vesting of stock awards	1,293	897
Withholding taxes paid on stock-based compensation	(1,931)	(1,449)
Purchase of additional controlling interest	—	(275)
Sale of noncontrolling interest	52	—
Proceeds from exercise of stock options	109	145
Net cash provided by (used in) financing activities	(12,829)	25,343
Change in cash	10,379	61,202
Cash at beginning of period	6,139	531
Cash at end of period	$16,518	$61,733

Supplemental disclosures of cash flow information
Interest paid	$2,329	$1,227
Income taxes paid	$11,390	$14,242

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30, 2016
	Home Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$167,529	$35,322	$11,793	$16,153	$230,797
Cost of service revenue	100,057	21,243	9,100	10,432	140,832
Provision for bad debts	2,049	797	190	239	3,275
General and administrative expenses	50,293	9,491	2,263	4,952	66,999
Loss on disposal of assets	20	5	—	117	142
Operating income	15,110	3,786	240	413	19,549
Interest expense	(612)	(90)	(41)	(73)	(816)
Income before income taxes and noncontrolling interest	14,498	3,696	199	340	18,733
Income tax expense	5,133	1,275	83	71	6,562
Net income	9,365	2,421	116	269	12,171
Less net income attributable to noncontrolling interests	1,853	553	—	149	2,555
Net income attributable to LHC Group, Inc.’s common stockholders	$7,512	$1,868	$116	$120	$9,616
Total assets	$425,923	$119,906	$33,549	$34,075	$613,453

	Three Months Ended September 30, 2015
	Home- Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$155,047	$19,205	$10,628	$19,242	$204,122
Cost of service revenue	90,013	11,691	7,276	11,893	120,873
Provision for bad debts	3,988	51	560	210	4,809
General and administrative expenses	47,451	5,364	2,084	5,573	60,472
Loss on disposal of assets	215	34	7	20	276
Operating income	13,380	2,065	701	1,546	17,692
Interest expense	(343)	(47)	(5)	(39)	(434)
Income before income taxes and noncontrolling interest	13,037	2,018	696	1,507	17,258
Income tax expense	4,602	713	297	536	6,148
Net income	8,435	1,305	399	971	11,110
Less net income attributable to noncontrolling interests	1,812	279	(29)	203	2,265
Net income attributable to LHC Group, Inc.’s common stockholders	$6,623	$1,026	$428	$768	$8,845
Total assets	$449,038	$41,694	$33,070	$45,085	$568,887

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30, 2016
	Home Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$492,090	$100,051	$32,823	$54,416	$679,380
Cost of service revenue	294,359	61,836	24,656	32,710	413,561
Provision for bad debts	8,122	2,364	488	684	11,658
General and administrative expenses	150,948	27,787	6,557	16,004	201,296
Loss on disposal of assets	811	329	46	203	1,389
Operating income	37,850	7,735	1,076	4,815	51,476
Interest expense	(1,640)	(232)	(106)	(189)	(2,167)
Income before income taxes and noncontrolling interest	36,210	7,503	970	4,626	49,309
Income tax expense	11,026	2,484	413	1,577	15,500
Net income	25,184	5,019	557	3,049	33,809
Less net income attributable to noncontrolling interests	5,002	1,368	(57)	730	7,043
Net income attributable to LHC Group, Inc.’s common stockholders	$20,182	$3,651	$614	$2,319	$26,766

	Nine Months Ended September 30, 2015
	Home- Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$454,911	$54,688	$30,713	$57,061	$597,373
Cost of service revenue	262,604	32,634	21,632	35,068	351,938
Provision for bad debts	12,109	697	1,431	636	14,873
General and administrative expenses	141,178	15,325	6,331	16,902	179,736
Loss on disposal of assets	518	72	45	45	680
Operating income	38,502	5,960	1,274	4,410	50,146
Interest expense	(1,211)	(168)	(17)	(137)	(1,533)
Income before income taxes and noncontrolling interest	37,291	5,792	1,257	4,273	48,613
Income tax expense	12,999	2,056	557	1,485	17,097
Net income	24,292	3,736	700	2,788	31,516
Less net income attributable to noncontrolling interests	5,584	778	(101)	655	6,916
Net income attributable to LHC Group, Inc.’s common stockholders	$18,708	$2,958	$801	$2,133	$24,600

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Key Data:
Home-Health Services:
Home Health
Locations	289	275	289	275
Acquired	6	2	11	3
De novo	1	0	3	2
Divested/Consolidated	2	0	7	4
Total new admissions	40,657	35,772	118,730	106,948
Medicare new admissions	26,810	24,114	78,763	72,851
Average daily census	38,511	36,858	38,320	36,669
Average Medicare daily census	27,983	27,278	28,069	27,255
Medicare completed and billed episodes	49,230	48,063	148,195	142,572
Average Medicare case mix for completed and billed Medicare episodes	1.07	1.03	1.05	1.02
Average reimbursement per completed and billed Medicare episodes	$2,724	$2,600	$2,670	$2,562
Total visits	1,160,924	1,062,446	3,437,653	3,094,358
Total Medicare visits	856,177	787,220	2,526,405	2,302,492
Average visits per completed and billed Medicare episodes	17.4	16.4	17.0	16.1
Organic growth:(1)
Net revenue	5.4%	5.6%	6.1%	4.0%
Net Medicare revenue	4.0%	4.8%	4.5%	2.8%
Total new admissions	10.5%	2.9%	8.8%	4.0%
Medicare new admissions	8.1%	2.1%	6.0%	3.6%
Average daily census	1.7%	0.1%	2.3%	0.1%
Average Medicare daily census	-0.1%	-0.2%	0.8%	-0.4%
Medicare completed and billed episodes	0.3%	1.1%	2.1%	0.8%

Community-Based Services:
Locations	11	13	11	13
Acquired	1	1	1	1
De novo	0	0	0	1
Divested/Consolidated	1	0	3	1
Average daily census	1,672	1,339	1,631	1,323
Billable hours	354,998	308,477	990,129	906,089
Revenue per billable hour	$33.22	$34.45	$33.15	$33.90

Hospice-Based Services:
Locations	64	39	64	39
Acquired	2	1	9	1
De novo	0	2	0	2
Divested/Consolidated	1	0	2	1
Admissions	2,554	1,584	7,540	4,562
Average daily census	2,736	1,528	2,593	1,444
Patient days	251,753	140,592	710,415	394,336
Average revenue per patient day	$140	$137	$141	$139

Facility-Based Services:
Long-term Acute Care
Locations	8	8	8	8
Patient days	13,499	15,422	42,965	46,977
Average revenue per patient day	$1,113	$1,175	$1,189	$1,163

(1) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.

Contact:
Eric Elliott
Senior Vice President of Finance
(337) 233-1307
eric.elliott@lhcgroup.com